Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust
Country	Subcustodian	Address
Australia	Hongkong and Shanghai Banking Corporation Ltd.	Level 13, 580 George St.
Austria	UniCredit Bank Austria AG	Julius Tandler-Platz 3
Austria	Deutsche Bank AG	Fleischmarkt 1
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7, 52 South Gulshan Commercial Area, Gulshan 1
Belgium	Deutsche Bank AG, Netherlands	De Entrees 99-197
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Charted House, Queens Road, The Mall
Brazil (Equities)	Citibank N.A. – São Paulo Branch	AV Paulista, 1111
Brazil (Other Instruments)	Citibank N.A. – São Paulo Branch	AV Paulista, 1111
Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th Floor, 48 Sitnyakovo Blvd.
Canada	State Street Trust Company Canada	30 Adelaide Street East Suite 800
Canada (Physical)	RBC Dexia Investor Services	155 Wellington Street West, 2nd Floor
Chile	Itaú CorpBanca S.A.	Enrique Foster Sur 20, Piso 5, Las Condes
China - Shanghai-Hong Kong Stock Connect	The Hongkong and Shanghai Banking Corporation Limited	Level 30, HSBC Main Building 1 Queen’s Road Central
China Shanghai	HSBC Bank (China) Company Limited	8 Century Avenue 33rd Floor
China Shenzhen	HSBC Bank (China) Company Limited	8 Century Avenue 33rd Floor
Clearstream	State Street Bank and Trust Company	One Lincoln Street
Colombia	Cititrust Colombia, S.A.	Carrera 9A No 99-02
Croatia	Privredna banka Zagreb dd	Radnička cesta 50
Cyprus	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
Czech Republic	Ceskoslovenska Obchodni Banka A.S.	Radlická 333/150
Denmark	Skandinaviska Enskilda Banken AB	Bernstorffsgade 50
Egypt	HSBC Bank Egypt S.A.E.	306 Corniche El Nil
Estonia	AS SEB Pank	Tornimäe 2
Euroclear	State Street Bank and Trust Company	One Lincoln Street
Finland	Skandinaviska Enskilda Banken AB	Securities Services Box 630
France	Deutsche Bank AG, Netherlands	De Entrees 99-197
Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
Germany	State Street Bank International GmbH	Brienner Strasse 59
Ghana	Standard Chartered Bank Ghana Limited	P.O. Box 768, 1st Floor, High Street Building
Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & Kerasountos 1 Street
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	388 Kwun Tong Road, 15th Floor Standard Chartered Tower
Hong Kong - CNY	Standard Chartered Bank (Hong Kong) Limited	388 Kwun Tong Road, 15th Floor Standard Chartered Tower
Hungary	UniCredit Bank Hungary Zrt.	6th Floor, Szabadsag ter 5-6
India	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway, Goregaon (East)
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park, Off Western Express Highway Goregaon (E)
India - GDRs	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway, Goregaon (East)
Indonesia	Deutsche Bank A.G.	Deutsche Bank Building, 4th Floor Jl. Imam Bonjol, No. 80
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Italy	Deutsche Bank S.p.A.	Via Turati 27 - 3rd Floor
Japan	The Hongkong and Shanghai Banking Corporation, Japan branch (HSBC)	11-1 Nihonbashi 3-chome, Chuo-ku
Japan - Corp Debt	The Hongkong and Shanghai Banking Corporation, Japan branch (HSBC)	11-1 Nihonbashi 3-chome, Chuo-ku
Japan - JGBs	The Hongkong and Shanghai Banking Corporation, Japan branch (HSBC)	11-1 Nihonbashi 3-chome, Chuo-ku
Jordan	Standard Chartered Bank, Shmeissani Branch	Al-Thaqafa Street, Building # 2, P.O.Box 926190
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered @ Chiromo, Level 5 48 Westlands Road, P.O. Box 40984-00100 GPO
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, P. O. Box 1683
Lebanon	HSBC Bank Middle East, Main Branch	St. Georges Street, Minet El -Hosn
Lithuania	SEB Bankas	Gedimino av. 12
Malaysia	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered, 30 Jalan Sultan Ismail
Mauritius	Hongkong and Shanghai Banking Corp. Ltd.	6th Floor HSBC Centre, 18 Cybercity
Mexico	Banco Nacional de México S.A. (Banamex)	Global Securities Services, 3er piso, Torre Norte, Act. Roberto Medellin No. 800
Morocco	Citibank Maghreb	Zénith Millénium Immeuble1, Sidi Maârouf - B.P. 40
Netherlands	Deutsche Bank AG	Netherlands Investor Services, De Entrees 99-197
New Zealand	The Hongkong and Shanghai Banking Corporation Ltd.	HSBC House, Level 7, 1 Queen St.
Nigeria	Stanbic IBTC Bank Plc.	Plot 1712 Idejo St.
Norway	Skandinaviska Enskilda Banken	P.O. Box 1843 Vika Filipstad Brygge 1
Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair, PO Box 1727
Pakistan	Deutsche Bank AG	Unicentre - Unitowers, I.I. Chundrigar Road, P.O. Box 4925
Peru	Citibank del Peru S.A.	Canaval y Moreyra 480, 3rd Floor, San Isidro
Philippines	Deutsche Bank AG	Tower One, Ayala Triangle
Poland	Bank Handlowy w Warszawie S.A.	ul Senatorska 16
Portugal	Deutsche Bank AG, Netherlands	Investor Services, De Entrees 99-197
Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower, Building no.: 150, Airport Road
Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard, Bucharest Sector 1
Russia	AO Citibank	8-10 Gasheka Street, Building 1
Russia	Limited Liability Company Deutsche Bank	82 Sadovnicheskaya Street, Building 2
Saudi Arabia	HSBC Saudi Arabia Limited	7267 Olaya – Al Murooj
Serbia	UniCredit Bank Serbia JSC	Rajiceva 27-29
Singapore	United Overseas Bank Limited (UOB)	156 Cecil Street, FEB Building #08-03
Singapore	Citibank, N.A.	Citigroup Global Transaction Services Regional Services Center, Citi Singapore Campus (CSC), 3 Changi Business Park Crescent, #07-00
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Custody Department, Ŝancová 1/A
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140
South Africa	FirstRand Bank Limited	Mezzanine Floor, 3 First Place BankCity, Corner Simmonds & Jeppe Streets
South Korea	Hongkong and Shanghai Banking Corporation Limited	HSBC Building #37 Chilpae-ro
South Korea	Deutsche Bank AG	18th Floor, Young-Poong Bldg., 41 Cheonggyecheon-ro
Spain	Deutsche Bank SAE	Calle de Rosario Pino 14-16, Planta 1
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha
Sweden	Skandinaviska Enskilda Banken	Sergels Torg 2
Switzerland	Credit Suisse AG	Uetlibergstrasse 231
Taiwan	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taiwan	Deutsche Bank AG	296 Ren-ai Road
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower – 14th Floor, Zone B 90 North Sathorn Road
Turkey	Citibank, A.S.	Tekfen Tower, Eski Buyukdere Caddesi 209, Kat 3
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road, P.O. Box 7111
Ukraine	PJSC Citibank	16-g Dilova St.
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Global Banking and Markets - HSBC Securities Services, Emaar Square, Level 3, Buliding No. 5, PO Box 502601
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Global Banking and Markets - HSBC Securities Services, Emaar Square, Level 3, Buliding No. 5, PO Box 502601
United Arab Emirates - DIFC	HSBC Bank Middle East Limited	Global Banking and Markets - HSBC Securities Services, Emaar Square, Level 3, Buliding No. 5, PO Box 502601
United Kingdom	State Street Bank and Trust Company	525 Ferry Rd.
United Kingdom (CDs)	Deutsche Bank AG	15 Austin Friars
United Kingdom (Physical)	State Street Bank and Trust Company	525 Ferry Rd.
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463
Vietnam	Hongkong & Shanghai Banking Corp. Ltd.	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District
Zambia	Standard Chartered Bank Zambia Plc	Standard Chartered House, Cairo Road, P.O. Box 32238